Exhibit 99

CACI Issues Fiscal Year 2011 Guidance

FY 2011 Net Income projected to be $116 million to $122 million, up 10% to 15%

FY 2011 revenue projected at $3.25 billion to $3.40 billion, up 5% to 10%

FY 2011 operating cash flow projected to be in excess of $150 million

FY 2010 guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--June 29, 2010--CACI International Inc (NYSE: CACI), a leading professional services and information technology provider to the federal government, issued its guidance for its Fiscal Year 2011 (FY11), which begins July 1, 2010, and reiterated its FY 2010 (FY10) guidance.

Guidance for Fiscal Year 2011

For FY11, we expect revenue to range from $3.25 billion to $3.40 billion, an increase of 5 to 10 percent above the midpoint of FY10 revenue guidance. We expect net income to range from $116 million to $122 million, an increase of 10 to 15 percent above the midpoint of FY10 net income guidance. We expect that diluted earnings per share (EPS) will be between $3.70 and $3.90, an increase of 8 to 13 percent above the midpoint of FY10 diluted EPS guidance. FY11 guidance does not include any impacts from future acquisitions or share repurchases.

The table below summarizes the guidance ranges for FY11:

In millions except EPS	FY 2011 Guidance
Revenue	$3,250-$3,400
Net income	$116-$122
Diluted earnings per share	$3.70-$3.90
Diluted weighted average shares	31.3

Commentary

Commenting on the FY11 guidance, Paul Cofoni, CACI’s President and CEO, said, “Our FY11 annual guidance reflects our strong confidence in our growth strategy to provide mission-critical services in well-funded areas to support national security priorities. We expect to build on our competitive advantages, leverage the innovation in our core competencies, and capitalize on attractive opportunities in existing, adjacent, and new markets, organically and through acquisitions. We expect the continuing asymmetric threats to our national security will drive the strong demand for our distinctive services.

We applaud the recent announcements from the Office of Management and Budget to improve the efficiency and effectiveness of government and from the Department of Defense to improve the way it does business. We view these initiatives as opportunities for CACI to further deploy our services and solutions in Lean Six Sigma and CMMI® to help the government achieve its objectives. We believe that our solid, long-term customer relationships and our track record of performance will help us maintain our high recompete win rate, win new business and position us to establish new customer relationships in growth areas such as healthcare, cyber, and special operations.

“Earlier today, we announced that our Board of Directors authorized management to repurchase up to 1 million shares of CACI stock. This demonstrates both the Board of Directors’ and management’s confidence in our future growth prospects. The current trading range for CACI stock provides an exceptional investment value. We believe that in FY11 we will continue our history of successfully meeting our financial goals of at least double-digit earnings growth, mid- to high-single-digit organic revenue growth and strong, consistent cash flow.”

Guidance Assumptions

Following are the assumptions supporting our FY11 guidance:

  We expect the use of Intelligence Community resources will continue to be the most effective way to preempt and defeat terrorism, and that the demand for our services in support of the Intelligence Community will remain high.
  We expect the proposed freeze on non-national security-related discretionary appropriations will have minimal effect on the programs we support for our federal civilian clients.
  We expect profitable growth in our domestic operations, particularly in the areas of command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR), national intelligence, special operations, and cyber, as the result of continued demand for our services and solutions in today’s asymmetric threat environment.
  We expect our operating margin will increase from FY10 and be at least 6.4 percent.
  We expect annual interest expense will increase approximately $4 million as a result of our plan to establish a new multi-year term loan and revolving credit agreement. The current financing facility matures in May 2011.
  We expect an effective corporate tax rate of 39.5 percent, which assumes no net investment gains or losses in our deferred compensation plan assets in FY11.
  We project that cash flows from operations will be in excess of $150 million and that capital expenditures will range between $13 million and $17 million.

This guidance represents our views as of June 29, 2010. Investors are reminded that actual results may differ for the reasons described herein and in our filings with the Securities and Exchange Commission.

FY10 Guidance Reiterated

We are reiterating our guidance for FY10 that we increased on April 28, 2010. We expect that our revenue, net income and diluted EPS will be in the respective ranges outlined in that guidance and summarized in the table below.

(In millions except for earnings per share)	Current FY 2010 Guidance
Revenue	$3,050-$3,125
Net income	$103.8-$107.4
Diluted earnings per share	$3.38-$3.50
Diluted weighted average shares	30.7

Conference Call Information

We have scheduled a conference call for 8:30 AM ET Wednesday, June 30th. Interested parties can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. You may also dial in to 1-877-303-9143, confirmation code 79818051. A replay of the call will be available over the Internet beginning on June 30th, and can be accessed through CACI’s homepage by clicking on the Investors button.

About CACI

CACI provides professional services and IT solutions needed to prevail in the defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; cyber solutions; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 13,100 employees working in over 120 offices in the U.S. and Europe. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from a prolonged recession; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; finalization of accounting for business combinations, including valuation of intangibles and contingent consideration; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency or other government entities with cognizant oversight; the insourcing of contractor positions by the government; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

CMMI® is registered in the U.S. Patent and Trademark Office by Carnegie Mellon University

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com